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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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                             Preliminary Termsheet
                                [$134,754,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                        Groups 2-3 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-
-------------------------------------------------------------------------------
000636.txt
----------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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                           $134,754,000(Approximate)
                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                        Groups 2-3 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)


                                                       Transaction Highlights
                                                       ----------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Initial
  Offered                                  Expected    Avg Life to                                   Subordination  Initial Pass-
  Classes     Description    Balance(2)     Ratings       Mty(1)       Payment Window to Mty (1)       Level(3)      Through Rate
====================================================================================================================================

   2-A(6)       Senior      $40,018,000     AAA/Aaa        3.23                  1-359                   8.10%        6.2873%(4)

------------------------------------------------------------------------------------------------------------------------------------

   3-A(6)       Senior      $94,736,000     AAA/Aaa        3.24                  1-360                   8.10%        6.4868%(5)

------------------------------------------------------------------------------------------------------------------------------------

    A-R        Residual         $100        AAA/Aaa                                 Not Offered Hereby

------------------------------------------------------------------------------------------------------------------------------------
   II-B-1     Subordinate                                            Not Offered Hereby
------------------------------------------------------------------------------------------------------------------------------------
   II-B-2     Subordinate
------------------------------------------------------------------------------------------------------------------------------------
   II-B-3     Subordinate
------------------------------------------------------------------------------------------------------------------------------------
   II-B-4     Subordinate
------------------------------------------------------------------------------------------------------------------------------------
   II-B-5     Subordinate
------------------------------------------------------------------------------------------------------------------------------------
   II-B-6     Subordinate
------------------------------------------------------------------------------------------------------------------------------------


Notes:
-----
    (1)  Based on 100% of the prepayment assumption as described herein.
    (2)  Bond sizes subject to a variance of plus or minus 10%.
    (3) Subordination Levels are preliminary, subject to final Rating Agency approval and will have a variance of plus or minus 1.50%.
    (4) The pass-through rate for Class 2-A Certificates will be subject to the weighted average Net Mortgage Rates of the group 2 mortgage loans (the "Group 2 Net WAC") as described herein.
    (5) The pass-through rate for Class 3-A Certificates will be subject to the weighted average Net Mortgage Rates of the group 3 mortgage loans (the "Group 3 Net WAC") as described herein.
    (6) This class is presented solely for purposes of discussion and is likely to be divided into multiple classes with varying coupons, average lives to maturity and payment windows.



------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
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                                    Page 2
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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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

Issuing Entity:       Morgan Stanley Mortgage Loan Trust 2006-8AR

Depositor:            Morgan Stanley Capital I Inc.  The offered certificates will be issued under the depositor's registration statement (File No.
                      333-130684 with the Securities and Exchange Commission).

Sponsor:              Morgan Stanley Mortgage Capital Inc.

Originators:          Morgan Stanley Mortgage Capital Inc., the Sponsor, is expected to be the originator for approximately 99.27% and 100.00% of the Mortgage
                      Loans in Loan Group 2 (the "Group 2 Mortgage Loans") and Loan Group 3
                      (the "Group 3 Mortgage Loans") respectively, by principal balance.

Servicers:            GMAC Mortgage Corporation is expected to be the initial servicer of
                      100.00% of both the Group 2 and Group 3 Mortgage Loans, by principal balance. See Exhibit 2.

Servicing Fee:        The Servicing Fee Rate for Group 2 is expected to be approximately
                      0.375% per annum

                      The Servicing Fee Rate for Group 3 is expected to be approximately
                      0.375% per annum

                      For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Servicer Remittance   Generally, the 18th of the month in which the Distribution Date
Date:                 occurs.

Master Servicer/      Wells Fargo Bank, National Association.
Securities
Administrator:

Trustee:              LaSalle Bank, National Association.

Managers:             Morgan Stanley (sole lead manager).

Rating Agencies:      The Offered Certificates are expected to be rated by two out of the three major rating agencies:  Standard & Poor's, Moodys Investors
                      Service, Inc. or Fitch.

Offered Certificates: The Class 2-A and Class 3-A Certificates.

Senior Certificate    The Group 2 Senior Certificates and Group 3 Senior Certificates.
Group:

Senior Certificates:  Collectively, the Group 2 Senior Certificates and Group 3 Senior
                      Certificates or any classes of certificates resulting from the division of the Offered Certificates and having a distribution priority over the Aggregate Group II Subordinate Certificates.

Group 2 Senior        The Class 2-A and Class A-R Certificates.
Certificates:

Group 3 Senior        The Class 3-A Certificates.
Certificates:

Class II-B            The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class
Certificates:         II-B-5, and Class II-B-6 Certificates.

Aggregate Group II    The Class II-B Certificates.
Subordinate
Certificates:



------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
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                                    Page 3

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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

Aggregate Group II    The Group 2 Senior Certificates and Group 3 Senior Certificates and
Certificates:         the Aggregate Group II Subordinate Certificates.  Such certificates many be referred to individually or collectively as certificates in
                      "Aggregate Group II."

Other Certificates:   It is anticipated that other classes of certificates will be issued by the Issuing Entity, including other groups of Senior Certificates
                      (each a "Senior Certificate Group"), and other groups of subordinate certificates (each an "Aggregate Subordinated Certificate Group").
                      There will be no cross collateralization between the Aggregate Group
                      II Certificates and any other classes of certificates.

Relationship between  The certificates with a "2" prefix and the Class A-R Certificates are
Loan Groups and       sometimes referred to as the group 2 senior certificates and they
Certificate Groups:   correspond to the mortgage loans in loan group 2. The certificates with a "3" prefix are sometimes referred to as the group 3 senior certificates and they correspond to the mortgage loans in loan group
                      3. Aggregate Group II Subordinate Certificates relate to loan group 2 and loan group 3.

Expected Closing      May 31, 2006 through DTC and, upon request only, through Euroclear
Date:                 or Clearstream.

Cut-off Date:         May 1, 2006.

Forms and             The Offered Certificates will be issued in book-entry form and in
Denomination:         minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR:                  "CPR"  represents an assumed  constant rate of prepayment each month of the then  outstanding  principal  balance  of a pool of  mortgage loans.

Prepayment            25% CPR.
Assumption:

Record Date:          For the Offered Certificates and any Distribution Date, the business day immediately preceding that Distribution Date, or if the Offered
                      Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution
                      Date.

Accrual Period:       The interest accrual period (the "Accrual Period") for each class of certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs. Interest is required to be calculated on the basis of a
                      360-day year consisting of twelve 30-day months.

Distribution Dates:   The 25th of each month, or if such day is not a business day, on the next business day, beginning in June 2006.

Last Scheduled        The Distribution Date occurring in [June 2036].
Distribution Date:

Clean-Up Call:        The terms of the transaction allow for a purchase of the Aggregate
                      Loan Group II Mortgage Loans resulting in the retirement of the
                      Aggregate Group II Certificates once the aggregate principal balance of the Aggregate Loan Group II Mortgage Loans is equal to
                      1% or less of aggregate principal balance of the Aggregate Loan
                      Group II Mortgage Loans as of the Cut-off Date (the "Clean-Up Call
                      Date").  The Master Servicer may assign its right to the Clean-Up
                      Call to another party.




------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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

Aggregate Loan        Aggregate Loan Group I consists of mortgage loans in Group 1.
Groups:               Certificates relating to that group are not offered hereby.

                      Aggregate Loan Group II consists of mortgage loans from Group 2 and
                      Group 3.

                      Aggregate Loan Group III consists of mortgage loans from Group 4,
                      Group 5, and Group 6. Certificates relating to that group are not offered hereby.

Group 2 Mortgage      As of the Cut-off Date, the Group 2 Mortgage Loans consist of 72
Loans:                adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off
                      Date will be approximately $43,545,580.

Group 3 Mortgage      As of the Cut-off Date, the Group 3 Mortgage Loans consist of 184
Loans:                adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Group 3 Mortgage Loans as of the Cut-off
                      Date will be approximately $103,086,672.

Substitution          The amount by which the balance of any Mortgage Loan that is
Adjustment Amount:    repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage
                      Loan is required to deposit into the trust the Substitution
                      Adjustment Amount.

Liquidated Mortgage   A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which
Loan:                 the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:        A "Realized Loss" for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property:         Real estate owned by the issuing entity.

Depositor's Option    The Depositor has the option, but is not obligated, to purchase to
Purchase Breached     from the Issuing Entity any Breached Mortgage Loan at the Purchase
Mortgage Loans:       Price provided that certain conditions are met.

Breached Mortgage     A Mortgage Loan (a) (i) on which the first payment was not made or
Loan:                 (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:       Purchase Price shall be 100% of the unpaid principal balance of such
                      Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:          As calculated using the MBA methodology, as of the cut-off date, none of the Aggregate Group II Mortgage Loans were more than 30 days' delinquent.  No more than 2% of the Aggregate Group II
                      Mortgage Loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more at least once since they were originated.  The servicer of some of these mortgage loans has changed at least one time since they were originated.
                      None of the Aggregate Group II Mortgage Loans have been 60 or more days delinquent since they were originated.  According to the MBA methodology, a mortgage loan increases its delinquency status if a scheduled monthly payment with respect to that mortgage loan is not received by the end of the day immediately preceding that mortgage loan's next due date.



------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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

Class Principal       The "Class Principal Balance" of any Class of Certificates as of any
Balance:              Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of
                      (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized
                      Losses (including Excess Losses) on the Mortgage Loans in the related
                      Loan Group allocated to the Class.

Due Date:             "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage
                      Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:    "Prepayment Period" means for any Mortgage Loan and any Distribution
                      Date, the calendar month preceding that Distribution Date.

Principal Amount:     The "Principal Amount" for any Distribution Date and each of Loan
                      Group 2 and Loan Group 3 will equal the sum of:

                      1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) in the related Loan Group on the related Due Date,

                      2. the principal portion of the purchase price of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

                      3. the Substitution Adjustment Amount in connection with any deleted
                      Mortgage Loan in the related Loan Group received with respect to the
                      Distribution Date,

                      4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                      5. with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that
                      Mortgage Loan,

                      6. all partial and full principal prepayments by borrowers on the
                      Mortgage Loans in the related Loan Group received during the related
                      Prepayment Period, and

                      7. any subsequent recoveries (as further described in the Free
                      Writing Prospectus under "Servicing of the Mortgage Loan - Subsequent
                      Recoveries") on the Mortgage Loans in the related Loan Group received during the calendar month preceding the month of the Distribution
                      Date.





------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



Senior Principal      The "Senior Principal Distribution Amount" for any Distribution
Distribution Amount:  Date and Loan Group will equal the sum of

                      o the related Senior Percentage of all amounts described in clauses
                      1. through 4. of the definition of Principal Amount for that Loan
                      Group and that Distribution Date,

                      o for each Mortgage Loan in that Loan Group that became a Liquidated
                      Mortgage Loan during the calendar month preceding the month of the
                      Distribution Date, the lesser of

                         o the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                         o either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds described in clause 5. of the
                         Principal Amount of that Loan Group and Distribution Date
                         allocable to principal received on the Mortgage Loan or (ii) if an
                         Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

                      o the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that Distribution Date;

                      o any transfer payments received for that Loan Group and Distribution
                      Date;

                      provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a
                      Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related
                      Senior Percentage of the principal portion of the Bankruptcy Loss.








------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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

The Aggregate Group   Transfer Payments due to disproportionate principal payments. On each
II Certificates-      Distribution Date after the first Senior Termination Date but prior
Transfer Payments     to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in a Loan Group of Aggregate Group II Mortgage Loans will be paid on a pro rata basis, based on Class Principal Balance, to the Aggregate
                      Group II Senior Certificates then outstanding relating to the other
                      Loan Groups of Aggregate Group II Mortgage Loans. However, principal will not be distributed as described above if on that Distribution
                      Date (a) the Aggregate Subordinated Percentage for that Distribution
                      Date is greater than or equal to 200% of the Aggregate Subordinated
                      Percentage as of the closing date and (b) the aggregate Stated
                      Principal Balance of all of the Aggregate Group II Mortgage Loans
                      delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Aggregate Group II Subordinated Certificates, is less than 50%.
                      If principal from one Loan Group of Aggregate Group II Mortgage Loans is distributed to the Aggregate Group II Senior Certificates of another Loan Group according to this paragraph, the Aggregate Group
                      II Subordinated Certificates will not receive that principal amount on that Distribution Date.

                      Transfer Payments due to disproportionate Realized Losses in one Loan
                      Group. If on any Distribution Date the aggregate Class Principal
                      Balance of the Aggregate Group II Senior Certificates related to a
                      Loan Group of Aggregate Group II Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal
                      Balance of the Mortgage Loans in that Loan Group of Aggregate Group
                      II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the "Undercollateralized Group"), then the following will occur:

                         o   the Available Funds in each other Loan Group of Aggregate
                             Group II Mortgage Loans that is not an Undercollateralized
                             Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the Aggregate Group II
                             Senior Certificates of the Overcollateralized Group, by an
                             amount equal to one month's interest on the Transfer Payment
                             Received by the Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that
                             amount will be added to the Available Funds of the
                             Undercollateralized Group; and

                         o   the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group of
                             Aggregate Group II Mortgage Loans, after distributions of
                             principal to the Aggregate Group II Senior Certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Aggregate Group II Senior Certificates of each
                             Undercollateralized Group until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group
                             equals the aggregate Stated Principal Balance of the Mortgage
                             Loans in the related Loan Group of Aggregate Group II Mortgage
                             Loans

                      Consequently, the Aggregate Group II Subordinated Certificates will not receive any distributions of principal until each
                      Undercollateralized Group of Aggregate Group II Mortgage Loans is no
                      longer undercollateralized. If more than one Loan Group of Aggregate
                      Group II Mortgage Loans on any Distribution Date is entitled to a
                      Transfer Payment Received, such Transfer Payments shall be allocated among such Loan Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Balance of the related Aggregate Group
                      II Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage
                      Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date. If more than one Loan Group of
                      Aggregate Group II Mortgage Loans on any Distribution Date is
                      required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such Loan Groups of Aggregate Group II
                      Mortgage Loans, pro rata, on the basis of the Class Principal Balance of the related Aggregate Group II Senior Certificates.


------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



                      On each Distribution Date, the "Transfer Payment" for the
                      Undercollateralized Group of Aggregate Group II Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the
                      Aggregate Group II Senior Certificates immediately prior to such
                      Distribution Date related to such Principal Balance of the Mortgage
                      Loans in such Loan Group of Aggregate Group II Mortgage Loans on the
                      Due Date in the month preceding the month of such Distribution Date.
                      The Transfer Payment received by the Undercollateralized Group is referred to as a "Transfer Payment Received." The Transfer Payment
                      made by the Overcollateralized Group is referred to as a "Transfer
                      Payment Made."

                      All or a portion of the distributions to the Aggregate Group II
                      Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs
                      (without any additional distribution of interest or earnings thereon with respect to such delay).


Senior Percentage:    The "Senior Percentage" for any Senior Certificate Group and
                      Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate
                      Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the
                      Mortgage Loans in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date
                      (after giving effect to prepayments in the Prepayment Period related to such prior Due Date); provided, however, that on any
                      Distribution Date after the first related Senior Termination Date, in the case of the Aggregate Group II Certificates, the Senior
                      Percentage of the remaining Senior Certificate Group in Aggregate
                      Certificate Group II is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of each class of Senior Certificates (other than the Notional Amount
                      Certificates) of such remaining Senior Certificate Group
                      immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of
                      Certificates (other than the Notional Amount Certificates) in that
                      Aggregate Certificate Group immediately prior to such Distribution
                      Date.

                      For any Distribution Date on and prior to the first related Senior
                      Termination Date, the "Subordinated Percentage" for the portion of the Aggregate Group II Subordinated Certificates relating to Loan
                      Group 2 and Loan Group 3 as applicable, in each case will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such
                      Distribution Date. After the first related Senior Termination Date, the Subordinated Percentage for the Aggregate Group II Subordinated
                      Certificates will represent the entire interest of the Aggregate
                      Group II Subordinated Certificates in Aggregate Loan Group II and
                      will be calculated as the difference between 100% and the Senior
                      Percentage for the Aggregate Group II Senior Certificates for such
                      Distribution Date.

                      The "Aggregated Subordinated Percentage" for any Distribution Date
                      and Aggregate Loan Group is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal
                      Balance of the Subordinated Certificates in the related Aggregate
                      Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in that Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.






------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



Senior Prepayment     The "Senior Prepayment Percentage" of a Senior Certificate Group
Percentage:           for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the
                      Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates in
                      Aggregate Group II (other than the Notional Amount Certificates)
                      which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Aggregate
                      Group II Mortgage Loans evidenced by the Aggregate Group II
                      Subordinate Certificates. Increasing the respective interest of the
                      Subordinated Certificates relative to the Senior Certificates in
                      Aggregate Group II is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

                      The Senior Prepayment Percentage for any Distribution Date and any
                      Senior Certificate Group occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related
                      Senior Percentage plus 70% of the Subordinated Percentage for such
                      Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the
                      Subordinated Percentage for the Distribution Date; for any
                      Distribution Date in the third year thereafter, the related Senior
                      Percentage plus 40% of the Subordinated Percentage for such
                      Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the
                      Subordinated Percentage for such Distribution Date; and for any
                      Distribution Date thereafter, the related Senior Percentage for such
                      Distribution Date (unless on any Distribution Date the related Senior
                      Percentage of a Senior Certificate Group exceeds the Senior
                      Percentage of such Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for the Distribution
                      Date will once again equal 100%).

                      Notwithstanding the preceding paragraph, if (x) on or before the
                      Distribution Date in May 2009, the Aggregate Subordinated Percentage
                      is at least 200% of the Aggregate Subordinated Percentage for the
                      Aggregate Group II Subordinated Certificates as of the Closing Date,
                      the delinquency test set forth above is satisfied and cumulative
                      Realized Losses on the Aggregate Group II Mortgage Loans do not
                      exceed 20% of the related original subordinate principal balance, the
                      Senior Prepayment Percentage for each Senior Certificate Group in
                      Aggregate Group II will equal the Senior Percentage for that
                      Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in May
                      2009, the Aggregate Subordinated Percentage for the Aggregate Group
                      II Subordinate Certificates is at least 200% of the Aggregate
                      Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the
                      Aggregate Loan Group II Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the
                      Senior Prepayment Percentage for each Senior Certificate Group in
                      Aggregate Loan Group II will equal the Senior Percentage.

Senior Termination    The "Senior Termination Date" for a Senior Certificate Group is the
Date:                 Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

Credit Enhancement:   Credit enhancement will be provided by:
                         o   The subordination of one or more classes of the securities of the series
                         o   The preferential allocation of some or all of the prepayments on the Aggregate Loan Group II Mortgage Loans to the Aggregate
                             Group II Senior Certificates in order to increase the level of subordination in the trust related to the Aggregate Group II
                             Senior Certificates.

Net Mortgage Rate:    The "Net Mortgage Rate" with respect to any Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate and lender paid mortgage insurance, if any.


------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



Loss and Delinquency  Notwithstanding the foregoing, no decrease in the related Senior
Tests:                Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:
                         o   the outstanding principal balance of all Mortgage Loans in
                             Aggregate Loan Group II delinquent 60 days or more (including
                             Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in
                             bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the
                             Aggregate Group II Subordinated Certificates, does not equal or exceed 50%, and
                         o   cumulative Realized Losses on the Mortgage Loans in Aggregate
                             Loan Group II do not exceed
                             (a) commencing with the Distribution Date on the seventh
                                 anniversary of the first Distribution Date, 30% of the
                                 aggregate Class Principal Balance of the related Aggregate
                                 Subordinated Certificates as of the Closing Date (with
                                 respect to the Aggregate Subordinated Certificates, the
                                 "original subordinate principal balance"),
                             (b) commencing with the Distribution Date on the eighth
                                 anniversary of the first Distribution Date, 35% of the
                                 original subordinate principal balance,
                             (c) commencing with the Distribution Date on the ninth
                                 anniversary of the first Distribution Date, 40% of the
                                 original subordinate principal balance,
                             (d) commencing with the Distribution Date on the tenth
                                 anniversary of the first Distribution Date, 45% of the
                                 original subordinate principal balance, and
                             (e) commencing with the Distribution Date on the eleventh
                                 anniversary of the first Distribution Date, 50% of the
                                 original subordinate principal balance.

Allocation of         Any realized losses (other than Excess Losses) on the Mortgage Loans
Realized Losses:      in a Loan Group in Aggregate Loan Group II will be allocated as follows: first, to the related Aggregate Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance thereof has been reduced to zero; and thereafter, to the Senior Certificates of the related
                      Senior Certificate Group.

                      On each Distribution Date, Excess Losses on the Mortgage Loans in a
                      Loan Group in Aggregate Loan Group II will be allocated pro rata among the Classes of Senior Certificates of the related Senior
                      Certificate Group and the Aggregate Group II Subordinated
                      Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the
                      Classes of Senior Certificates (other than the Notional Amount
                      Certificates) in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that
                      Distribution Date and (ii) in the case of the Aggregate Group II
                      Subordinated Certificates, the Subordinated Percentage of such Excess
                      Loss will be allocated among the Classes of Aggregate Group II
                      Subordinated Certificates pro rata based on each Class' share of the related Subordinated Portion for the related Loan Group.


Excess Loss:          "Excess Losses" are special hazard, fraud or bankruptcy losses that exceed levels specified by the Rating Agencies based on their analysis of the Mortgage Loans.

Senior Credit         The "Senior Credit Support Depletion Date" for the Aggregate Group
Support Depletion     II Senior Certificates is the date on which the aggregate Class
Date:                 Principal Balance of the Aggregate Group II Subordinated Certificates
                      has been reduced to zero.





------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



Certificate Priority  With respect to any Distribution Date, from the Senior Principal
of Distributions:     Distribution Amount for the Group 2 Mortgage Loans, sequentially to the Class A-R and Class 2-A Certificates, in that order, until retired.

                      With respect to any Distribution Date, from the Senior Principal
                      Distribution Amount for the Group 3 Mortgage Loans, to the Class 3-A
                      Certificates until retired.


Trust Tax Status:     One or more REMICs.

ERISA Eligibility:    Subject to the considerations in the Prospectus and the Free Writing
                      Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee
                      Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:    It is anticipated that the Offered Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market
                      Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration          This term sheet does not contain all information that is required to
Statement and         be included in a registration statement, or in a base prospectus and
Prospectus:           prospectus supplement.

                      The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting
                      EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                      The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                      http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/
                      -----------------------------------------------------------------
                      0000914121-06-000636.txt.
                      ------------------------

Risk Factors:         PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE
                      REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT
                      FOR MORGAN STANLEY MORTGAGE LOAN TRUST 2006-8AR TRANSACTION REFERRED
                      FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN
                      CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.






------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------



Static Pool           Information concerning the sponsor's prior residential mortgage loan
Information:          securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
                      http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html.
                      On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.















------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------






                                 Weighted Average Life ("WAL") Sensitivity(1)
                               To Maturity (of the last maturing Mortgage Loan)


         ----------------------------------------------------------------------------------------------------
            Prepay    Prepayment Assumption          0           15          25          35          50
            Speed     (% )
         ----------------------------------------------------------------------------------------------------
             2-A      WAL (yrs)                    22.02        5.53        3.23        2.14        1.32
                      Principal Window            1 - 359     1 - 359      1 - 359     1 - 359     1 - 353
         ----------------------------------------------------------------------------------------------------

         ----------------------------------------------------------------------------------------------------
            Prepay    Prepayment Assumption          0           15          25          35          50
            Speed     (% )
         ----------------------------------------------------------------------------------------------------
             3-A      WAL (yrs)                    22.14        5.54        3.24        2.14        1.32
                      Principal Window            1 - 360     1 - 360      1 - 360     1 - 360     1 - 354
         ----------------------------------------------------------------------------------------------------
















1. Run using Structuring Assumptions as further described herein





------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------


Structuring Assumptions

    o the Aggregate Loan Group II Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

    o no defaults in the payment by mortgagors of principal of and interest on the Aggregate Loan Group II Mortgage Loans are experienced,

    o scheduled payments on the Aggregate Loan Group II Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

    o the scheduled monthly payment for each Aggregate Loan Group II Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Aggregate Loan Group II Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Aggregate Loan Group II Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

    o prepayments are allocated as described in this preliminary termsheet and in the free writing prospectus without giving effect to loss and delinquency tests,

    o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

    o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Aggregate Loan Group II Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

    o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

    o    the Closing Date of the sale of the Certificates is May 31, 2006,

    o neither the Seller nor any Originator is required to repurchase or substitute for any Aggregate Loan Group II Mortgage Loans,

    o the levels of the Six-Month LIBOR and One-Year LIBOR Indices remain constant at 5.274% and 5.394% respectively,

    o    The Clean-up Call is not exercised,

    o the Mortgage Rate on each Aggregate Loan Group II Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

    o scheduled monthly payments on each Aggregate Loan Group II Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Aggregate Loan Group II Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

    o Aggregate Loan Group II consists of 37 Mortgage Loans with the following characteristics





------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------




                                                                     Original    Remaining
                                   Cut-off                 Current    Term to      Term to    Initial     Subsequent
                                      Date     Current         Net     Stated       Stated   Periodic       Periodic      Gross
                    Index        Principal    Mortgage    Mortgage   Maturity     Maturity       Rate           Rate     Margin
Type                 Name      Balance ($)    Rate (%)    Rate (%)   (Months)     (Months)    Cap (%)        Cap (%)        (%)
--------------------------------------------------------------------------------------------------------------------------------
ARM          1 Year LIBOR       318,313.94     6.50000     6.12500        360          349    5.00000        2.00000    2.25000
ARM          1 Year LIBOR     2,191,256.10     6.76263     6.38763        360          358    6.00000        2.00000    2.25000
ARM          1 Year LIBOR       892,000.00     6.62220     6.24720        360          358    5.00000        2.00000    2.25000
ARM          1 Year LIBOR       880,000.00     6.37500     6.00000        360          358    5.00000        2.00000    2.25000
ARM          1 Year LIBOR     1,832,000.00     6.51583     6.14083        360          357    6.00000        2.00000    2.25000
ARM          1 Year LIBOR       558,400.00     6.87500     6.50000        360          359    6.00000        2.00000    2.25000
ARM          1 Year LIBOR     1,003,000.00     6.24439     5.86939        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     1,204,937.89     6.87500     6.50000        360          358    5.00000        1.00000    3.12500
ARM         6 Month LIBOR       948,020.04     6.55241     6.17741        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR       797,922.02     6.75000     6.37500        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     1,108,482.02     6.83233     6.45733        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR       667,500.00     6.00000     5.62500        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR       530,000.00     5.50000     5.12500        360          357    5.00000        1.00000    2.25000
ARM         6 Month LIBOR     9,546,580.19     6.67149     6.29649        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     7,810,286.00     6.72423     6.34923        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     1,357,312.00     6.69685     6.32185        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR    11,443,570.00     6.72668     6.35168        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR       456,000.00     6.62500     6.25000        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR       332,527.30     6.75000     6.37500       360*          359    5.95000        2.00000    2.25000
ARM         6 Month LIBOR       423,245.53     6.87500     6.50000       360*          358    6.00000        2.00000    2.25000
ARM          1 Year LIBOR       693,790.13     6.71855     6.34355        360          357    5.00000        2.00000    2.25000
ARM          1 Year LIBOR     1,009,968.08     7.22480     6.84980        360          359    6.00000        2.00000    2.75000
ARM          1 Year LIBOR     3,455,500.00     6.64746     6.27246        360          358    5.00000        2.00000    2.25000
ARM          1 Year LIBOR       987,950.00     6.80718     6.43218        360          359    5.00000        2.00000    2.25000
ARM          1 Year LIBOR       159,947.72     6.50000     6.12500        360          355    6.00000        2.00000    2.25000
ARM          1 Year LIBOR       650,000.00     6.87500     6.50000        360          358    6.00000        2.00000    2.25000
ARM          1 Year LIBOR     1,480,000.00     6.72297     6.34797        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     5,023,345.13     6.94442     6.56942        360          360    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     2,994,028.99     6.66692     6.29192        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR       648,311.62     6.75000     6.37500        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR    46,611,404.67     6.90129     6.52629        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR    17,106,261.88     6.86305     6.48805        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     1,051,000.00     6.61323     6.23823        360          358    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     1,055,200.00     7.19323     6.81823        360          359    6.00000        2.00000    2.52293
ARM         6 Month LIBOR       438,400.00     6.75000     6.37500        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR    17,870,790.47     6.80286     6.42786        360          359    6.00000        2.00000    2.25000
ARM         6 Month LIBOR     1,095,000.00     7.05377     6.67877        360          358    6.00000        2.00000    2.25000



             Maximum     Minimum                     Rate        Remaining
            Mortgage    Mortgage    Months to       Reset    Interest-Only
                Rate        Rate    Next Rate   Frequency           Period
Type             (%)         (%)   Adjustment    (Months)         (Months)    Group
------------------------------------------------------------------------------------
ARM         11.50000     2.25000           73          12              N/A        2
ARM         12.76263     2.25000           82          12               82        2
ARM         11.62220     2.25000           82          12              118        2
ARM         11.37500     2.25000           82          12              118        2
ARM         12.51583     2.25000           81          12              117        2
ARM         12.87500     2.25000           83          12              119        2
ARM         12.24439     2.25000           83          12              119        2
ARM         11.87500     3.12500           82           6              N/A        2
ARM         12.55241     2.25000           82           6              N/A        2
ARM         12.75000     2.25000           82           6              N/A        2
ARM         12.83233     2.25000           83           6              N/A        2
ARM         12.00000     2.25000           83           6               83        2
ARM         10.50000     2.25000           81           6              117        2
ARM         12.67149     2.25000           82           6              118        2
ARM         12.72423     2.25000           82           6              118        2
ARM         12.69685     2.25000           82           6              118        2
ARM         12.72668     2.36054           83           6              119        2
ARM         12.62500     2.25000           82           6              118        2
ARM         12.75000     2.25000          119           6              N/A        3
ARM         12.87500     2.25000          118           6              N/A        3
ARM         11.71855     2.25000          117          12              N/A        3
ARM         13.22480     4.59636          119          12              N/A        3
ARM         11.64746     2.25000          118          12              118        3
ARM         11.80718     2.25000          119          12              119        3
ARM         12.50000     2.25000          115          12              115        3
ARM         12.87500     2.25000          118          12              118        3
ARM         12.72297     2.25000          119          12              119        3
ARM         12.94442     2.25000          120           6              N/A        3
ARM         12.66692     2.25000          119           6              N/A        3
ARM         12.75000     2.25000          118           6              N/A        3
ARM         12.90129     2.25000          119           6              119        3
ARM         13.14328     2.25950          119           6              119        3
ARM         12.61323     2.25000          118           6              118        3
ARM         13.19323     2.52293          119           6              119        3
ARM         12.75000     2.25000          119           6              119        3
ARM         12.80286     2.25000          119           6              119        3
ARM         13.05377     2.25000          118           6              118        3
            * Balloon Loan; Original Amortization is 480











------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------




                     Preliminary Collateral Information for MSM 06-6AR
                                    Group 2: 7/1 Hybrids
                                      44MM (+ / - 10%)
                                    Senior/Sub Structure

GWAC                                  6.66% (+/- .10%)
GWAC Range                            5.50% - 7.125%
NWAC                                  6.29% (+/- .10%)
Floating Rate Index                   82% - 6mo LIBOR, 18% - 1yr LIBOR
WA Net Margin                         1.90% (+/- .10%)
Cap Structure                         Initial: 5.91% Avg (+/- 5%)
                                      --------
                                      Periodic: 2% (+/- 5%) (Some are 1% semi-annual caps)
                                      ---------
                                      Lifetime: 5.91% Avg (+/- 5%)
                                      ---------
WA MTR                                82 months (+/- 3)
WALA                                  2 month (+/- 3)
Average loan size                     $605,000 (+/- 50k)
Conforming Balance                    6% (+/- 10%)
Max loan size                         $2,000,000
Average LTV                           73% (+/- 10%)
Max Loans > 80 LTV with no MI or      0%
Pledged Assets
Average FICO                          711 (+/- 10 points)
Minimum FICO                          620
Full / Alt documentation              11% (+/- 10%)
Max no documentation                  10%
Interest Only                         90% (+/- 10%)
Owner occupied                        92% (+/- 10%)
Property type                         88% single family detached/PUD (+/- 10%)
Investor properties                   5% (+/- 10%)
Loan purpose                          39% cash-out refinance (+/- 10%)
Prepay penalties                      61% (33% - 3yr) (+/- 10%)
California Concentration              75% (+/- 10%)



Note:  All characteristics are preliminary and are subject to the final collateral pool






------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------




                     Preliminary Collateral Information for MSM 06-6AR
                                   Group 3: 10/1 Hybrids
                                     103MM (+ / - 10%)
                                    Senior/Sub Structure

GWAC                                  6.86% (+/- .10%)
GWAC Range                            5.625% - 7.375%
NWAC                                  6.49% (+/- .10%)
Floating Rate Index                   92% - 6mo LIBOR, 8% - 1yr LIBOR
WA Net Margin                         1.88% (+/- .10%)
Cap Structure                         Initial: 5.95% Avg (+/- 5%)
                                      --------
                                      Periodic: 2% (+/- 5%) (Some are 1% semi-annual caps)
                                      ---------
                                      Lifetime: 6.00% Avg (+/- 5%)
                                      ---------
WA MTR                                119 months (+/- 3)
WALA                                  1 month (+/- 3)
Average loan size                     $560,000 (+/- 50k)
Conforming Balance                    14% (+/- 10%)
Max loan size                         $1,700,000
Average LTV                           75% (+/- 10%)
Max Loans > 80 LTV with no MI         0%
or Pledged Assets
Average FICO                          701 (+/- 10 points)
Minimum FICO                          620
Full / Alt documentation              8% (+/- 10%)
Max no documentation                  9%
Interest Only                         89% (+/- 10%)
Owner occupied                        90% (+/- 10%)
Property type                         75% single family detached/PUD (+/- 10%)
Investor properties                   10% (+/- 10%)
Loan purpose                          41% cash-out refinance (+/- 10%)
Prepay penalties                      46% (21% - 3yr) (+/- 10%)
California Concentration              77% (+/- 10%)


Note:  All characteristics are preliminary and are subject to the final collateral pool




------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------


                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

 o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

 o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

 o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.



------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.















------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

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                                   EXHIBIT 2

GMAC Mortgage Corporation

The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the "Sponsor Servicing Rights Mortgage Loans"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in this prospectus supplement.

General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.


             -----------------------------------------------------


                          General Motors Corporation


                                       |
             -----------------------------------------------------
                                       |
                                       |
             -----------------------------------------------------


                           General Motors Acceptance
                                  Corporation
                                    (GMAC)

                                       |
             -----------------------------------------------------
                                       |
             -----------------------------------------------------


                        Residential Capital Corporation
                                   (ResCap)


                                       |
             -----------------------------------------------------
                                       |
                                       |
             -----------------------------------------------------

                           GMAC Mortgage Corporation


             -----------------------------------------------------



------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------


Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans General Motors Corporation General Motors Acceptance Corporation (GMAC) Residential Capital Corporation (ResCap) GMAC Mortgage Corporation for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.



                   GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)
----------------------------------------------------------------------------------------------------------
                                                      For the Year Ended December 31,
                                    ------------------------------------------------------------------
                                        2005              2004              2003              2002
                                    ------------      ------------      ------------      ------------
Prime Conforming Mortgage Loans
------------------------------------
No. of Loans                          1,392,870         1,323,249         1,308,284         1,418,843
Dollar Amount of Loans                $186,364          $165,521          $153,601          $150,421
Percentage Change from Prior Year      12.59%             7.76%             2.11%              N/A

Prime Non-Conforming Mortgage Loans
------------------------------------
No. of Loans                           69,488            53,119            34,041            36,225
Dollar Amount of Loans                 $32,385           $23,604           $13,937           $12,543
Percentage Change from Prior Year      37.20%            69.36%            11.12%              N/A

Government Mortgage Loans
------------------------------------
No. of Loans                           181,679           191,844           191,023           230,085
Dollar Amount of Loans                 $18,098           $18,328           $17,594           $21,174
Percentage Change from Prior Year      -1.25%             4.17%            -16.91%             N/A

Second Lien Mortgage Loans
------------------------------------
No. of Loans                           392,261           350,334           282,128           261,416
Dollar Amount of Loans                 $13,034           $10,374           $7,023            $6,666
Percentage Change from Prior Year      25.64%            47.71%             5.36%              N/A

Total Mortgage Loans Serviced
------------------------------------
No. of Loans                          2,036,298         1,918,546         1,815,476         1,946,569
Dollar Amount of Loans                $249,881          $217,827          $192,155          $190,804
Percentage Change from Prior Year      14.72%            13.36%             0.71%              N/A




------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                    May 16, 2006
Securitized Products Group
                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------


This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary
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are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in
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securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any
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tax treatment and tax structure of the transaction and all materials of any
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structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see
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This material may not be sold or redistributed without the prior written
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(C) 2005 Morgan Stanley
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                                    Page 23